UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2019

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 29, 2019, Immunomedics, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) to issue and sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Placement Shares”), from time to time during the term of the Sales Agreement, through an “at-the-market” equity offering program under which Cowen will act as the Company’s agent and/or principal.

Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitation on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made through The Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for the Common Stock. In conducting such sales activities, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company is not obligated to make any sales of Common Stock under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement. The Company or Cowen may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions. Under the terms of the Sales Agreement, the Company may also sell Placement Shares to Cowen acting as principal for Cowen’s own account at prices agreed upon at the time of sale. The Sales Agreement provides that Cowen will be entitled to compensation for its services in an amount of up to 3.00% of the gross proceeds of any Placement Shares sold under the Sales Agreement.

The Placement Shares sold under the Sales Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 225550) and the base prospectus included therein. On the date hereof, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Placement Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K. The legal opinion of DLA Piper LLP (US) relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated as of March 29, 2019, by and between Immunomedics, Inc. and Cowen and Company, LLC.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer